SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Filed pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Appointment of Board Member.

On July 21, 2009, the Board of Directors of the Company elected F. Duwaine Townsen to the Board of Directors. Mr. Townsen has been appointed to the Board’s Audit Committee and will serve as its Chairperson and financial expert. Upon election, Mr. Townsen was granted a ten year stock option to purchase 400,000 shares of the Company’s Common Stock at $0.27 per share, which was the closing price on the day of grant. One third of the options are exercisable one year from the date of grant with one third of the number options vesting on the anniversary date, thereafter. The stock option will be fully vested on July 21, 2012.

A copy of the press release concerning this event (which contains biographical information on Mr. Townsen) is filed as an exhibit to this report.

Item 9.01.  Financial Statements and Exhibits

99.1    Press Release dated July 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2009	SPECTRASCIENCE, INC.

	By:	/s/ James Hitchin

Its Chief Executive officer